SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): March 27, 2003

Emerson Electric Co.

(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Indentification Number)

8000 West Florissant Avenue St. Louis, Missouri	63136

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:

(314) 553-2000

Item 9.     Regulation FD Disclosure.

         The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders - 3 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Dec. '02	Jan. '03	Feb. '03
Process Control	-5 to 0	+5	0 to +5
Industrial Automation	0 to +5	+5 to +10	+10 to +15
Electronics and Telecom	-5 to 0	Flat	-5 to 0
HVAC	>20+	>20+	+10 to +15
Appliance and Tools	0 to +5	0 to +5	0 to +5
Total Emerson	0 to +5	+5 to +10	0 to +5

February’03 Order Comments:

February orders were impacted by favorable currency of approximately 3% to 5% on most segments and in total, but approximately 8% in process and industrial automation. Underlying trends (excluding currency, acquisitions, and divestitures) are down slightly as North America and Europe continue to be weak from the impact of the war uncertainty and lower capital spending levels.

Process orders are being negatively impacted by weaker short-cycle orders and maintenance and repair orders, and cautious investment in projects, particularly in North America.

Industrial Automation orders reflect stability in the industrial goods markets.

Electronics and Telecommunications orders have weakened due to more cautious computer and telecommunications markets.

HVAC orders are benefiting from a solid North America market and order strength in Asia.

Appliance and Tools orders were mixed across the motors, storage and tools businesses, and underlying trends are flat.

Upcoming Investor Events

On Tuesday May 6, 2003 Emerson will issue the Company’s second quarter results. A conference call with investors regarding the quarter will be held the same day, the exact time for this conference call as well as the audio webcast will be provided through the Investor Relations area of the corporate web site, www.gotoemerson.com. Updates to the timing of this conference call and further details of upcoming events will be posted in the Calendar of Events area in the Investor Relations sections of the corporate web site as they occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: March 27, 2003	By:	/s/ H.M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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